UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2008
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        Entry Into A Material Definitive Agreement.

2008 Stock Incentive Plan

Effective February 1, 2008, the Board of Directors of the Company adopted the Company’s 2008 Stock Incentive Plan (the "2008 Stock Incentive Plan"). The purpose of the 2008 Stock Incentive Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

A total of 4,600,000 shares of the Company’s common stock are available for issuance under the Plan. However, the maximum aggregate number of shares of the Company’s common stock that may be optioned and sold under the Plan will increase effective on the first day of each of the Company’s fiscal quarters by an amount equal to the lesser of:

(a)	10% of the total increase in the number of shares of common stock outstanding during the previous fiscal quarter; or

(b)	such lesser number of shares of common stock as may be determined by the Company’s Board of Directors.

The Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the Plan must be approved by the stockholders of the Company within 12 months of its adoption. The Plan has not been approved by the Company’s stockholders. Non-qualified stock options granted under the Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The above description of the 2008 Stock Incentive Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2008 Stock Incentive Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Options under the 2008 Stock Incentive Plan

On February 1, 2008, the Company issued non-qualified stock options to purchase a total of 4,340,000 shares of common stock to various officers, directors and consultants of the Company pursuant to the Plan. Each of the options was granted with an exercise price of $0.74 per share. Included in the option grants were the following options, issued to the Company’s officers and directors:

	Total Number of
	Shares Subject to	Exercise Price
Name	Options	Per Share	Expiration Date

William C. Tao CEO, President, Secretary & Director	1,500,000	$0.74	January 31, 2010

Jason S. Mitchell CFO & Treasurer	2,000,000	$0.74	January 31, 2010

Copies of the option agreements between the Company and each of Dr. Tao and Mr. Mitchell are attached as exhibits to this Current Report.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPONTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 1, 2008, Jason S. Mitchell was appointed as the Chief Financial Officer and Treasurer of the Company. Dr. William Charles Tao resigned as the Chief Financial Officer and Treasurer of the Company to make room for the appointment of Mr. Mitchell. Dr. Tao will continue to act as the Chief Executive Officer, President, Secretary and as a member of the Company’s Board of Directors. There was no disagreement between Dr. Tao and the Company regarding any matter relating to the Company’s operations, policies or practices.

Mr. Mitchell is a Certified Public Accountant, who has, since April, 2005, been a self-employed financial consultant and commercial realtor, providing consulting services and preparing financial statements for numerous companies. From October 1998 to October 2004, Mr. Mitchell held positions as the corporate controller, principal accounting officer, vice president and manager of merger and acquisitions for USI Holdings Inc., a Nasdaq listed insurance brokerage firm where Mr. Mitchell oversaw all financial reporting responsibilities, prepared SEC annual and quarterly filings and assisted in its October 2002 initial public offering.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits

Exhibit Number	Description of Exhibit

10.1	2008 Stock Incentive Plan.

10.2	Non-Qualified Stock Option Agreement between Royal Mines And Minerals Corp. and William C. Tao.

10.3	Non-Qualified Stock Option Agreement between Royal Mines And Minerals Corp. and Jason Mitchell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: February 4, 2008
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer and Treasurer